UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 31, 2021

CONNECTONE BANCORP, INC.
(Exact name of Company as specified in its charter)

New Jersey	000-11486	52-1273725
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No

301 Sylvan Avenue
Englewood Cliffs, New Jersey	07632
(Address of principal executive offices)	(Zip Code)

Company's telephone number, including area code (844) 266-2548

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CNOB	NASDAQ
Depositary Shares (each representing a 1/40th interest in a share of 5.25% Series A Non-Cumulative, perpetual preferred stock)	CNOBP	NASDAQ

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Effective August 31, 2021, Michael McGrover, the Registrant’s Fist Senior Vice President and Chief Credit Officer, retired as an employee of ConnectOne Bank, the Registrant’s wholly owned insured depository subsidiary. Mr. McGrover will serve as a consultant through the end of the year to aid in the transition to his successor, Mr. Joseph Javitz. Mr. Javitz is an industry veteran, with 38 eight years of experience in the banking industry.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CONNECTONE BANCORP, INC.
(Registrant)

Dated:	September 3, 2021	By:	/s/ William S. Burns
WILLIAM S. BURNS
Executive Vice President and
Chief Financial Officer